As filed with the Securities and Exchange Commission on July 6, 2006

Investment Company Act File No. 811-06142

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________________
FORM N-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	☐

Pre-Effective Amendment No.	☐

Post-Effective Amendment No. and/or	☐

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 14	☒
(Check appropriate box or boxes.)
______________________

THE JAPAN EQUITY FUND, INC. (Exact Name of Registrant as Specified in Charter)

c/o Daiwa Securities Trust Company One Evertrust Plaza Jersey City, New Jersey 07302-3501 (Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (201) 915-3054
______________________

John O’Keefe The Japan Equity Fund, Inc. c/o Daiwa Securities Trust Company One Evertrust Plaza Jersey City, New Jersey 07302-3501 (Name and Address of Agent for Service)
______________________
WITH COPIES TO:
Leonard B. Mackey, Jr., Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000
______________________

EXPLANATORY NOTE

This filing is made solely for the purpose of filing as an exhibit the Dividend Reinvestment and Cash Purchase Plan of The Japan Equity Fund, Inc.

PART C — OTHER INFORMATION

ITEM 24.	FINANCIAL STATEMENTS AND EXHIBITS
(2)	Exhibits

(a)	(1)	—	Articles of Incorporation[1]
	(2)	—	Articles of Amendment and Restatement[2]
	(3)	—	Articles Supplementary[3]
(b)	(1)	—	Amended and Restated By-Laws[4]
	(2)	—	Amendment to Amended and Restated By-Laws[5]
	(3)	—	Amendment to Amended and Restated By-Laws[3]
(c)		—	Not applicable
(d)	(1)	—	Copies of instruments defining the rights of shareholders, including the relevant portions of the Articles of Amendment and Restatement and the Amended and Restated By-Laws of the Registrant[6]
	(2)	—	Form of Subscription Certificate[7]
	(3)	—	Form of Notice of Guaranteed Delivery[7]
	(4)	—	Nominee Holder Oversubscription Exercise Form[7]
	(5)	—	Form of Certificate and Request for Additional Rights[7]
	(6)	—	Information Agent Agreement[7]
(e)		—	Dividend Reinvestment and Cash Purchase Plan*
(f)		—	Not applicable
(g)	(1)	—	Form of Investment Management Agreement[4]
	(2)	—	Form of Investment Advisory Agreement[4]
(h)	(1)	—	Form of Dealer Manager Agreement[8]
	(2)	—	Form of Soliciting Dealer Agreement[7]
(i)		—	Not applicable
(j)	(1)	—	Form of Custodial Services Agreement[9]
	(2)	—	Form of Japanese Custody Contract[4]
(k)	(1)	—	Form of Agreement for Stock Transfer Services[4]
	(2)	—	Form of Addendum to Agreement for Stock Transfer Services[8]
	(3)	—	Form of Administration Agreement[2]
(l)	(1)	—	Opinion and consent of Clifford Chance US LLP[7]
	(2)	—	Opinion and consent of Piper & Marbury L.L.P.[7]
	(3)	—	Opinion and consent of Hamada & Matsumoto[7]
(m)		—	Not applicable
(n)	(1)	—	Consent of Price Waterhouse LLP[7]
(o)		—	Not applicable
(p)		—	Not applicable
(q)		—	Not applicable
(r)		—	Not applicable
_________________________
[1]	Filed as an exhibit to the Fund’s Registration Statement on Form N-2 on July 23, 1990 (File Nos. 33-35932; 811-06142).
[2]	Filed as an exhibit to Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2 on April 6, 1992 (File Nos. 33-35932; 811-06142).
[3]	Filed as an exhibit to Amendment No. 11 the Fund’s Registration Statement on Form N-2 on April 26, 2002 (File Nos. 33-96822; 811-06142).
[4]	Filed as an exhibit to Pre-Effective Amendment No. 5 to the Fund’s Registration Statement on Form N-2 on July 19, 1992 (File Nos. 33-35932; 811-06142).

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[5]	Filed as an exhibit to Pre-Effective Amendment No. 10 to the Fund’s Registration Statement on Form N-2 on March 20, 1998 (File No. 811-06142).
[6]

Reference is made to Articles II (Section 3), V, VI, VII, VIII, X, XI, and XII of the Registrant’s Articles of Amendment and Restatement, previously filed as Exhibit (a)(2) to the Registration Statement; Articles I, IV, VII and VIII of the Amended and Restated By-Laws, previously filed as Exhibit (b) to the Registration Statement; and the Amendment to Amended and Restated By-Laws filed herewith.

[7]	Filed as an exhibit to Amendment No. 13 to the Fund’s Registration Statement on Form N-2 on December 3, 2003 (File Nos. 333-109328; 811-06142
[8]	Filed as an exhibit to Amendment No. 12 to the Fund’s Registration Statement on Form N-2 on September 30, 2003 (File Nos. 333-109328; 811-06142
[9]	Filed as an exhibit to Pre-Effective Amendment No. 3 to the Fund’s Registration Statement on Form N-2 on June 5, 1992 (File Nos. 33-35932; 811-06142).
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 6th day of July, 2006.

THE JAPAN EQUITY FUND, INC.

By	/s/ John O’Keefe

John O’Keefe

Vice President and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description of Document
(e)	Dividend Reinvestment and Cash Purchase Plan

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